EXHIBIT 99.1






NEWS RELEASE                                       FREMONT GENERAL CORPORATION
--------------------------------------------------------------------------------
                                                   2425 Olympic Blvd., 3rd Floor
                                                   Santa Monica, CA 90404
                                                   TEL (310) 315-5500
                                                   FAX (310) 315-5599





       FREMONT GENERAL REPORTS A 33% INCREASE IN QUARTERLY NET INCOME FROM
            CONTINUING OPERATIONS AND DECLARES COMMON STOCK DIVIDEND



     (SANTA MONICA, CALIFORNIA) - February 24, 2005 - Fremont General Corporation (the "Company") reported net income from continuing operations of $90,595,000 for the fourth quarter of 2004. This represents an increase of 33%, as compared to net income from continuing operations of $68,097,000 for the fourth quarter of 2003. Diluted net income per share from continuing operations was $1.22 for the fourth quarter of 2004, as compared to $0.94 per share for the fourth quarter of 2003.

     Net income from continuing operations for all of 2004 was $353,756,000, as compared to $211,953,000 for all of 2003. Diluted net income per share from continuing operations was $4.80 for all of 2004, as compared to $2.98 per share for all of 2003.

     The Company's Board of Directors declared a quarterly cash dividend of $0.07 per share on its common stock, payable April 29, 2005 to shareholders of record on March 31, 2005. This declaration represents the 113th consecutive quarterly cash dividend to be paid by the Company.


RESIDENTIAL REAL ESTATE LENDING

     Residential real estate loan originations totaled $7.04 billion during the fourth quarter of 2004, up from $4.58 billion during the fourth quarter of 2003. The following tables highlight the Company's loan originations by period indicated:


                                                                              4TH QUARTER                     YEAR ENDED
                                                                     ---------------------------     ----------------------------
                                                                         2004           2003             2004            2003
                                                                     -----------     -----------     ------------    ------------

LOAN ORIGINATION VOLUME (IN $000'S):

     First Mortgages ...........................................     $ 6,556,162     $ 4,374,397     $ 22,507,624    $ 13,113,202
     Second Mortgages ..........................................         485,636         201,544        1,403,747         626,538
                                                                     -----------     -----------     ------------    ------------
                                                                     $ 7,041,798     $ 4,575,941     $ 23,911,371    $ 13,739,740
                                                                     ===========     ===========     ============    ============



                                                                4TH QUARTER                 YEAR ENDED
                                                          ----------------------     ------------------------
                                                              2004       2003           2004          2003
                                                          -----------  ---------     ---------     ----------

FIRST MORTGAGES - ORIGINATION:

TYPE OF PRODUCT:
     Adjustable Rate (2/28) ...........................        84.9%        76.1%         80.1%         73.1%
     Adjustable Rate (3/27) ...........................         3.6%         3.9%          3.9%          2.5%
     Adjustable Rate (5/25) ...........................         1.3%         0.0%          0.7%          0.0%
     Fixed ............................................        10.2%        20.0%         15.3%         24.4%
                                                          ---------    ---------     ---------     ---------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    =========
PURPOSE:
     Refinance ........................................        55.2%        58.6%         57.0%         60.4%
     Purchase .........................................        44.8%        41.4%         43.0%         39.6%
                                                          ---------    ---------     ---------     ---------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========    =========     ==========    =========

Average Loan Size .....................................   $ 223,806    $ 204,277     $ 213,746     $ 197,971
Average FICO Score ....................................         619          622           619           623
Average LTV ...........................................        81.0%        82.3%         81.0%         81.6%


FIRST & SECOND MORTGAGES - ORIGINATION:

GEOGRAPHIC DISTRIBUTION:
     California .......................................        32.1%        39.0%         34.5%         42.3%
     New York .........................................        11.3%        11.3%         11.3%          9.5%
     Florida ..........................................         8.2%         7.7%          7.8%          8.5%
     New Jersey .......................................         7.0%         5.2%          6.3%          4.5%
     Illinois .........................................         5.0%         5.7%          5.3%          5.2%
     All other states .................................        36.4%        31.1%         34.8%         30.0%
                                                          ---------    ---------     ---------     ----------
                                                              100.0%       100.0%        100.0%        100.0%
                                                          =========     ========     =========     ==========


     The net gain on the sale of residential real estate loans during the fourth quarter of 2004 totaled $98.7 million (or 1.68%) on whole loan sales and securitizations of $5.90 billion, as compared to a gain of $96.0 million (or 2.54%) on whole loan sales of $3.77 billion during the fourth quarter of 2003. The gross premiums realized on whole loan sales and securitizations during the fourth quarter of 2004 were lower than in the fourth quarter of 2003 due to secondary market and interest rate conditions, but were up slightly from the third quarter of 2004. Loans held for sale increased to $5.45 billion at December 31, 2004, up from $3.65 billion at December 31, 2003.

COMMERCIAL REAL ESTATE LENDING

     Commercial real estate loans receivable, before the allowance for loan losses, totaled approximately $3.48 billion at December 31, 2004, as compared to $3.98 billion at December 31, 2003. New loan commitments entered into increased to $891.3 million during the fourth quarter of 2004, up from $881.2 million and $722.3 million during the third quarter of 2004 and fourth quarter of 2003, respectively. The following table highlights the commercial real estate loan portfolio as of the dates indicated:



                                                                     DECEMBER 31,    DECEMBER 31,
(IN $000'S)                                                             2004             2003
                                                                     -----------     -----------
LOAN TYPES:
     Bridge ......................................................   $ 1,512,532     $ 1,659,847
     Construction ................................................     1,020,370         804 793
     Permanent ...................................................       805,760       1,281.877
     Single Tenant Credit ........................................       177,193         268,506
                                                                     -----------     -----------
                                                                     $ 3,515,855     $ 4,015,023
     Net deferred origination fees and costs .....................       (35,767)        (33,101)
                                                                     -----------     -----------
                                                                     $ 3,480,088     $ 3,981,922
                                                                     ===========     ===========
GEOGRAPHIC DISTRIBUTION:
     California ..................................................          36.6%           38.9%
     New York ....................................................          13.1%           12.7%
     Florida .....................................................          10.7%            5.5%
     Illinois ....................................................           7.0%            8.4%
     Texas .......................................................           4.8%            5.8%
     District of Columbia ........................................           3.4%            5.0%
     All other states ............................................          24.4%           23.7%
                                                                     -----------     -----------
                                                                           100.0%          100.0%
                                                                     ===========     ===========

Non-accrual loans ................................................   $    82,289     $    71,758
REO ..............................................................        21,344          23,621
                                                                     -----------     -----------
Non-accrual loans and REO ........................................   $   103,633     $    95,379
                                                                     ===========     ===========

     Non-accrual commercial real estate loans and REO totaled $103.6 million (comprised of 13 loans and 8 REO properties and representing 2.96% of total portfolio and REO) at December 31, 2004, up from $95.4 million (comprised of 14 loans and 9 REO properties and representing 2.38% of total portfolio and REO) as of December 31, 2003. Net loan charge-offs for the commercial real estate portfolio decreased during the fourth quarter of 2004 to $3.9 million from $11.7 million during the fourth quarter of 2003. The annualized net charge-off ratio for the quarter ending December 31, 2004 for the commercial real estate loan portfolio was 0.41%, as compared with a ratio of 1.16% for the quarter ending December 31, 2003. The annualized net charge-off ratios for the commercial real estate loan portfolio, for the years ending December 31, 2004 and 2003, were 0.59% and 1.17%, respectively.

OTHER HIGHLIGHTS

o Net interest income increased to $116.3 million for the fourth quarter of 2004, as compared to $112.5 million for the fourth quarter of 2003. Net interest income, as a percentage of net interest-earning assets at the financial services operations level, while still at strong levels, decreased from 5.42% in the fourth quarter of 2003 to 5.07% for the fourth quarter of 2004. This decrease was primarily a result of interest margin compression on the loans held for investment, and to a lesser degree, on the loans held for sale.

o As a result of the reduction in the outstanding loan balance of the commercial real estate loans held for investment during the fourth quarter of 2004 and a decreased level of net charge-offs, the Company realized a net reversal (or credit) in its provision for loan losses expense of $13.1 million. As of December 31, 2004, the allowance for loan losses totaled $171.5 million, or 4.92% of the total commercial real estate loans held for investment.

o Fremont Investment & Loan, as of December 31, 2004, had $9.9 billion in assets and $7.5 billion in FDIC-insured deposits, with a total Risk-Based Capital ratio of 18.54%.

o The residential real estate loan servicing platform was servicing approximately $15.0 billion in loans outstanding as of December 31, 2004. This amount was comprised of the Company's securitized loans, loans held for sale and interim servicing for loans sold to third parties.

o    Stockholders' equity per share was $13.12 at December 31, 2004.


     Fremont General Corporation is an industrial bank holding company and its common stock is traded on the New York Stock Exchange under the symbol "FMT". Fremont Investment & Loan provides nationwide commercial and residential real estate lending through its 14 regional offices (nine commercial and five residential) and does so primarily on a first mortgage basis. As of December 31, 2004, Fremont Investment & Loan had commercial real estate loans in its portfolio located in 39 states and during the fourth quarter of 2004, it originated residential real estate loans in 45 states.

     This news release may contain "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company's currently reported results are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company's reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company's projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:
(i) changes in the interest rate environment, (ii) changes in general and specific economic conditions and trends, (iii) changes in asset and loan valuations and the costs of originating loans, (iv) changes in the volume of loans originated, loans sold, the pricing of existing and future loans, and the premiums realized upon the sale of such loans, (v) access to the necessary capital resources to fund loan originations and the condition of the whole loan sale and securitization markets, (vi) the impact of changes in the commercial and residential real estate markets, (vii) the effect of litigation, state and federal legislation and regulations, and regulatory actions, (viii) the collectibility, and timing thereof, of loan balances, and any adverse development of, and the variability in determining, the allowance for loan losses, (ix) the ability to retain the utilization of net tax operating loss carryforwards applied, (x) the ability to maintain an effective system of internal and disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (xi) other events and factors beyond our control. For a more detailed discussion of risks and uncertainties, see the Company's public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

--------------------------------------------------------------------------------

o Fremont General will host an investor conference call to discuss the Company's results. The call will begin at 1:00 p.m. (ET) on February 24, 2005.
o The call will be webcast live on the Internet at http://www.fremontgeneral.com. Under "Company" scroll down to "Event Calendar" and click on "Q4 2004 Fremont General Corporation Earnings Conference Call." Go to the web site at least 15 minutes before the event to download and install any necessary audio software. The webcast will be archived through February 24, 2006.
o To listen to the live call by telephone, dial 706/634-1256 eight to ten minutes before the start time. The telephone replay will be archived through March 25th at 706/645-9291 - use Conference ID 3926223.
o The Company's periodic reports as filed with the Securities and Exchange Commission can be accessed at http://www.sec.gov.
o    Contact: Investor Relations 310/315-5500
o    Website: www.fremontgeneral.com

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                          THREE MONTHS ENDED                YEAR ENDED
CONSOLIDATED STATEMENTS OF OPERATIONS:                                        DECEMBER 31,                 DECEMBER 31,
                                                                          2004           2003          2004           2003
                                                                       ---------      ---------      ---------      ---------
INTEREST INCOME:
  Interest and fee income on loans:
    Residential ....................................................   $  96,879      $  80,902      $ 366,195      $ 235,313
    Commercial .....................................................      69,177         78,187        290,973        303,760
    Other ..........................................................         111             99            496            515
                                                                       ---------      ---------      ---------      ---------
                                                                         166,167        159,188        657,664        539,588
  Interest income - other ..........................................       4,517          1,430         13,660          6,285
                                                                       ---------      ---------      ---------      ---------
                                                                         170,684        160,618        671,324        545,873
INTEREST EXPENSE:
  Deposits .........................................................      43,390         33,105        151,485        127,791
  FHLB advances ....................................................       4,557          7,247         25,092         25,167
  Warehouse lines of credit ........................................         199            997            950          1,173
  Senior Notes .....................................................       3,683          4,277         15,347         18,377
  Junior Subordinated Debentures / Preferred Securities ............       2,319          2,250          9,278          9,000
  Other ............................................................         249            197            413            655
                                                                       ---------      ---------      ---------      ---------
                                                                          54,397         48,073        202,565        182,163
                                                                       ---------      ---------      ---------      ---------
Net interest income ................................................     116,287        112,545        468,759        363,710
Provision for loan losses ..........................................     (13,078)        18,326         (6,842)        98,262
                                                                       ---------      ---------      ---------      ---------
Net interest income after provision for loan losses ................     129,365         94,219        475,601        265,448

NON-INTEREST INCOME:
  Net gain (loss) on:
    Whole loan sales and securitizations of residential
      real estate loans ............................................      98,739         96,039        437,351        307,644
    Sale of residual interests in securitized loans ................           -              -              -         17,503
    Whole loan sales of other loans ................................           -              -              -            674
    Extinguishment of debt .........................................         (52)           (26)          (105)            (1)
  Loan servicing income ............................................      10,586          4,371         36,467         10,734
  Mortgage servicing rights amortization and impairment
    provision ......................................................      (3,234)          (756)       (12,244)        (1,050)
  Impairment on residual assets ....................................        (985)             -           (985)             -
  Other ............................................................       6,627          4,615         22,746         16,760
                                                                       ---------      ---------      ---------      ---------
                                                                         111,681        104,243        483,230        352,264
NON-INTEREST EXPENSE:
  Compensation .....................................................      58,441         58,775        244,621        172,324
  Occupancy ........................................................       5,805          3,203         17,287         11,678
  Net real estate owned expenses ...................................         556           (943)         4,628          3,901
  Other ............................................................      24,214         18,189         90,625         65,688
                                                                       ---------      ---------      ---------      ---------
                                                                          89,016         79,224        357,161        253,591
                                                                       ---------      ---------      ---------      ---------
Income before income taxes .........................................     152,030        119,238        601,670        364,121
Income tax expense .................................................      61,435         51,141        247,914        152,168
                                                                       ---------      ---------      ---------      ---------
Net income from continuing operations ..............................      90,595         68,097        353,756        211,953
Discontinued insurance operations - net of tax .....................           -              -              -         44,308
                                                                       ---------      ---------      ---------      ---------
Net income .........................................................    $ 90,595      $  68,097      $ 353,756      $ 256,261
                                                                       =========      =========      =========      =========
PER SHARE DATA:
BASIC:
  Net income from continuing operations ............................   $    1.27      $    0.97      $    4.98      $    3.03
  Discontinued operations ..........................................           -              -              -           0.63
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.27      $    0.97      $    4.98      $    3.66
                                                                       =========      =========      =========      =========

DILUTED:
  Net income from continuing operations ............................   $    1.22      $    0.94      $    4.80      $    2.98
  Discontinued operations ..........................................           -              -              -           0.62
                                                                       ---------      ---------      ---------      ---------
  Net income .......................................................   $    1.22      $    0.94      $    4.80      $    3.60
                                                                       =========      =========      =========      =========
WEIGHTED AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic ............................................................      71,429         70,529         71,050         69,993
  Diluted ..........................................................      74,242         72,670         73,652         71,237

CASH DIVIDENDS DECLARED PER COMMON SHARE ...........................   $    0.07         $ 0.05      $    0.24      $    0.17
STOCKHOLDERS' EQUITY PER SHARE AT PERIOD-END .......................                                 $   13.12      $    8.75
SHARES OUTSTANDING AT PERIOD-END ...................................                                    77,241         75,990

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)





CONSOLIDATED BALANCE SHEETS:                                                    DECEMBER 31,       DECEMBER 31,
                                                                                   2004               2003
                                                                                ------------       -----------

ASSETS
Cash and cash equivalents ....................................................  $    904,975       $   835,651
Investment securities ........................................................         1,236             1,958
Federal Home Loan Bank stock .................................................        77,127           112,587
Loans held for sale - net ....................................................     5,454,692         3,653,547
Loans held for investment - net ..............................................     3,313,089         4,577,419
Mortgage servicing rights ....................................................        18,002             6,898
Residual interests in securitized loans at fair value ........................        15,774             6,530
Accrued interest receivable ..................................................        34,121            38,663
Foreclosed real estate owned - net ...........................................        23,922            25,466
Premises and equipment - net .................................................        54,347            24,897
Deferred income taxes ........................................................       155,529           193,304
Other assets .................................................................        53,182            48,367
                                                                                ------------       -----------
     TOTAL ASSETS ............................................................  $ 10,105,996       $ 9,525,287
                                                                                ============       ===========

LIABILITIES
Deposits:
  Savings accounts ...........................................................  $  1,283,223       $ 1,244,083
  Money market deposit accounts ..............................................       508,227           412,524
  Certificates of deposit ....................................................     5,755,530         4,976,559
                                                                                ------------       -----------
                                                                                   7,546,980         6,633,166

Warehouse lines of credit ....................................................             -                 -
Federal Home Loan Bank advances ..............................................       900,000         1,650,000
Senior Notes due 2004 ........................................................             -            22,377
Senior Notes due 2009 ........................................................       180,133           188,987
Liquid Yield Option Notes due 2013 ...........................................           611               654
Junior Subordinated Debentures / Preferred Securities ........................       103,093           100,000
Other liabilities ............................................................       361,531           265,371
                                                                                ------------       -----------
     TOTAL LIABILITIES .......................................................     9,092,348         8,860,555

STOCKHOLDERS' EQUITY
Common stock .................................................................        77,241            75,990
Additional paid-in capital ...................................................       330,328           296,000
Retained earnings ............................................................       663,580           328,044
Deferred compensation ........................................................       (58,916)          (35,889)
Accumulated other comprehensive income .......................................         1,415               587
                                                                                ------------       -----------
     TOTAL STOCKHOLDERS' EQUITY ..............................................     1,013,648           664,732
                                                                                ------------       -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..............................  $ 10,105,996       $ 9,525,287
                                                                                ============       ===========

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED, EXCEPT FOR DECEMBER 31, 2003)
(THOUSANDS OF DOLLARS)

                                                                                DECEMBER 31,   SEPTEMBER 30,     DECEMBER 31,
                                                                                   2004            2004             2003
                                                                                -----------     -----------      -----------

Loans held for investment:
  Commercial real estate .....................................................  $ 3,480,088     $ 3,849,740      $ 3,981,922
  Residential real estate ....................................................            -               -          797,721
  Syndicated commercial loans and other ......................................        4,526           7,413           11,367
                                                                                -----------     -----------      -----------
                                                                                  3,484,614       3,857,153        4,791,010
Allowance for loan losses ....................................................     (171,525)       (189,622)        (213,591)
                                                                                -----------     -----------      -----------
Loans held for investment - net ..............................................  $ 3,313,089     $ 3,667,531      $ 4,577,419
                                                                                ===========     ===========      ===========

Allowance for loan losses as a percentage of:
  Loans receivable held for investment .......................................         4.92%           4.92%            4.46%
  Non-accrual loans held for investment ......................................        208.4%          282.4%           245.5%
Total non-accrual loans as a percentage of total loans held for investment ...         2.36%           1.74%            1.82%

Non-accrual loans held for investment:
  Commercial real estate .....................................................  $    82,289     $    64,242      $    71,758
  Residential real estate ....................................................            -               -            8,482
  Syndicated commercial loans ................................................            -           2,908            6,752
                                                                                -----------     -----------      -----------
                                                                                $    82,289     $    67,150      $    86,992
                                                                                ===========     ===========      ===========

Accruing commercial real estate loans past due 90 days or more ...............  $         -     $         -      $    36,406

Foreclosed real estate owned (REO):
  Commercial real estate .....................................................  $    21,344     $    27,327      $    23,621
  Residential real estate ....................................................        2,578           1,358            1,845
                                                                                -----------     -----------      -----------
                                                                                $    23,922     $    28,685      $    25,466
                                                                                ===========     ===========      ===========

Residential real estate loans held for sale:
  First mortgages ............................................................  $ 5,103,401     $ 4,124,950      $ 3,513,552
  Second mortgages ...........................................................      389,549         278,195          163,802
                                                                                -----------     -----------      -----------
                                                                                  5,492,950       4,403,145        3,677,354
  Valuation reserve ..........................................................      (38,258)        (41,725)         (23,807)
                                                                                -----------     -----------      -----------
  Loans held for sale - net ..................................................  $ 5,454,692     $ 4,361,420      $ 3,653,547
                                                                                ===========     ===========      ===========

Non-accrual residential real estate loans held for sale ......................  $    11,874     $    18,830      $     6,253


                                                                                4TH QUARTER     3RD QUARTER      4TH QUARTER
                                                                                    2004            2004             2003
                                                                                -----------     -----------      -----------

Total net charge-offs of loans held for investment:
  Commercial real estate .....................................................  $     3,878     $     4,961      $    11,743
  Residential real estate ....................................................         (217)             14               73
  Residential real estate: Fair value adjustment on transfer to held for sale             -           9,856                -
  Syndicated commercial loans and other ......................................        1,358             (36)             (43)
                                                                                -----------     -----------      -----------
                                                                                $     5,019     $    14,795      $    11,773
                                                                                ===========     ===========      ===========


Net commercial real estate charge-offs to average commercial real estate loans         0.41%           0.52%            1.16%


o Loans receivable held for investment do not include loans designated as held for sale and are stated net of deferred origination fees and costs.
o Net charge-off ratios are annualized percentages.
o Accruing loans past due 90 days or more may include loans that are contractually past maturity but continue to make interest payments.
o Loans held for sale are residential real estate loans valued at the lower of cost or market and include direct net SFAS #91 origination costs.

FREMONT GENERAL CORPORATION                              SELECTED FINANCIAL DATA
(UNAUDITED)
(THOUSANDS OF DOLLARS)

                                                                         THREE MONTHS ENDED                  YEAR ENDED
                                                                            DECEMBER 31,                    DECEMBER 31,
                                                                       2004            2003            2004             2003
                                                                   -----------     -----------     ------------     ------------
FREMONT GENERAL CREDIT CORPORATION (ONLY):
Average net interest-earning assets (NEA) ........................ $ 9,535,465     $ 8,674,236     $  9,483,105     $  7,278,450

  Interest income ................................................ $   170,092     $   160,517     $    669,739     $    544,193
  Interest expense ...............................................     (48,748)        (41,898)        (179,334)        (155,398)
                                                                   -----------     -----------     ------------     ------------
  Net interest income ............................................ $   121,344     $   118,619     $    490,405     $    388,795
                                                                   ===========     ===========     ============     ============

As a percentage of NEA:
  Interest income ................................................        7.10 %          7.34 %           7.06 %           7.48 %
  Interest expense ...............................................       (2.03)%         (1.92)%          (1.89)%          (2.14)%
                                                                   -----------     ------------    ------------     ------------
  Net interest income ............................................        5.07 %          5.42 %           5.17 %           5.34 %
                                                                   ===========     ===========     ============     ============

o the above net interest income information excludes holding company assets and net interest income and expense.

Whole loan sales of residential real estate loans ................ $ 5,112,670     $ 3,155,961     $ 19,538,713     $  9,907,821
Securitizations of residential real estate loans .................     790,192         618,919        2,968,764        1,180,496
                                                                   -----------     -----------     ------------     ------------
                                                                   $ 5,902,862     $ 3,774,880     $ 22,507,477     $ 11,088,317
                                                                   ===========     ===========     ============      ===========

Gross premium recognized on loan sales and securitizations ....... $   180,904     $   147,127     $    793,801     $    468,282
Premium recapture and reversal ...................................      (6,007)         (2,855)         (28,140)         (10,720)
                                                                   -----------     -----------     ------------     ------------
Net premium recognized on loan sales and securitizations .........     174,897         144,272          765,661          457,562
Less: Direct costs of loan originations ..........................     (83,259)        (49,335)        (313,733)        (145,346)
Adjustments to carrying value of loans held for sale .............       3,102           1,102          (15,653)          (4,572)
Change in fair value of derivative instruments ...................       3,999               -            1,076                -
                                                                   -----------     -----------     ------------     ------------
  Gain on sale (GAAP) ............................................      98,739          96,039          437,351          307,644
Less: Origination expenses allocated during the period
      of origination .............................................     (35,642)        (23,993)        (181,019)         (84,079)
                                                                   -----------     -----------     ------------     ------------
   Net operating gain on sale .................................... $    63,097     $    72,046     $    256,332     $    223,565
                                                                   ===========     ===========     ============     ============

Gross premium recognized on loan sales and securitizations .......        3.06 %          3.90 %           3.53 %           4.22 %
Premium recapture and reversal ...................................       (0.10)%         (0.08)%          (0.13)%          (0.10)%
                                                                   -----------     -----------     ------------      -----------
Net premium recognized on loan sales and securitizations .........        2.96 %          3.82 %           3.40 %           4.12 %
Less: Direct costs of loan originations ..........................       (1.41)%         (1.31)%          (1.39)%          (1.31)%
Adjustments to carrying value of loans held for sale .............        0.06 %          0.03 %          (0.07)%          (0.04)%
Change in fair value of derivative instruments ...................        0.07 %          0.00 %           0.00 %           0.00 %
                                                                   -----------     -----------     ------------      -----------
  Gain on sale (GAAP) ............................................        1.68 %          2.54 %           1.94 %           2.77 %
Less: Origination expenses allocated during the period
       of origination ............................................       (0.61)%         (0.63)%          (0.80)%          (0.76)%
                                                                   -----------     -----------     ------------      -----------
  Net operating gain on sale .....................................        1.07 %          1.91 %           1.14 %           2.01 %
                                                                   ===========     ===========     ============      ===========

o Direct costs are costs directly incurred with the origination of the loans and which are deferred and recognized when the loans are sold.
o Premium recapture and reversal are the reversal or recapture of premium on loans sold which either prepay early per the terms of each sales contract or for certain loans repurchased from prior sales; includes some interest adjustment on loans repurchased.
o Origination expenses represent indirect expenses related to the origination of residential real estate loans during the period of origination and which are not deferred for GAAP. These expenses are included in non-interest expense in the consolidated statement of operations during the period incurred.
o Net operating gain on sale is a supplement to, and not a substitute for, the information presented in the consolidated statement of operations as prepared in accordance with GAAP. Furthermore, our definition of the indirect origination expenses may not be comparable to similarly titled measures reported by other companies and are subject to variability depending upon expense allocation methodologies. The net operating gain on sale amount does not include net interest income on residential real estate loans held for sale or any fair value adjustments on the Company's residual interests in securitized loans.

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